Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Jamie Britton, 214.932.6721	Shannon Wherry, 469.399.8527
jamie.britton@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES REDEMPTION OF 6,000,000 SHARES OF ITS 6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
DALLAS – May 12, 2021 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, N.A., today announced that it will redeem all outstanding shares of its 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference $25 per share (the “Series A Preferred Stock”). There are currently 6,000,000 shares of Series A Preferred Stock outstanding.
The redemption date for the Series A Preferred Stock will be the dividend payment date on June 15, 2021 (the “Redemption Date”) and payment of the Redemption Price (as defined below) will be made on the Redemption Date. The redemption price for the Series A Preferred Stock will be $25 per share (the “Redemption Price”). Because the Redemption Date is a dividend payment date for the Series A Preferred Stock, the Redemption Price does not include declared and unpaid dividends. Regular quarterly dividends will be paid separately in the customary manner on June 15, 2021 to holders of record at the close of business on June 1, 2021. On and after the Redemption Date, no shares of Series A Preferred Stock will be outstanding and dividends in respect of the Series A Preferred Stock will no longer accrue.
The Series A Preferred Stock is held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC will be made by Computershare Trust Company, N.A. and Computershare Inc. (collectively, “Computershare”), Texas Capital Bancshares, Inc.’s redemption agent for the Series A Preferred Stock. Computershare’s address is as follows:
First Class/Registered/Certified
Computershare Inc.
150 Royall Street
Canton, MA 02021
(800) 546-5141
Investors in the Series A Preferred Stock should contact the bank or broker through which they hold a beneficial interest in the Series A Preferred Stock for information about obtaining the Redemption Price for the Series A Preferred Stock in which they have a beneficial interest.
About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, N.A., a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio. Member FDIC.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,“ “intend” and similar expressions.
Because forward looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices, (3) the material risks and uncertainties for the U S and world economies, and for our business, resulting from the ongoing COVID 19 pandemic and any other pandemic, epidemic or health related crisis, (4) expectations regarding rates of default and credit losses, (5) volatility in the mortgage industry, (6) our business strategies, (7) our expectations about future financial performance, future growth and earnings, (8) the appropriateness of our allowance for credit losses and provision for credit losses, (9) our ability to identify, employ and retain qualified employees, (10) the impact of changing regulatory requirements and legislative changes on our business, (11) increased competition, (12) interest rate risk, (13) greater than expected costs or difficulties related to the integration and development of new lines of business, new products or service offerings and new technologies, (14) technological changes, (15) the cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of third party providers and (16) our success at managing the risk and uncertainties involved in the foregoing factors. In addition, statements about the effects of the COVID 19 pandemic on the firm’s business, results, financial position, liquidity and results of operations may constitute forward looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.
These and other factors that could cause results to differ materially from those described in the forward looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward looking statements included herein to reflect future events or developments.